UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   October 6, 2010

BTHC XV, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52808	20-5456294
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

174 FM 1830, Argyle, TX 76226
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:   (972) 233-0300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 6, 2010, BTHC XV, Inc. (the “Company,” “we,” or “us”) entered into a Share Exchange Agreement with our principal shareholder, Long Fortune Valley Tourism International Limited, a privately-held company organized under the laws of the Cayman Islands (“Long Fortune”), and the shareholders of Long Fortune (the “Share Exchange Agreement”).  Pursuant to the terms of the Share Exchange Agreement, we agreed to acquire all of the issued and outstanding shares of Long Fortune from Long Fortune’s shareholders in exchange for the issuance by us to the Long Fortune shareholders of an aggregate of 17,185,177 newly-issued shares of our common stock (the “Share Exchange”), which, upon completion of the transactions contemplated by the Share Exchange Agreement, will constitute 95% of our issued and outstanding shares of common stock.  Upon consummation of the Share Exchange, Long Fortune will become a wholly-owned subsidiary of the Company.

The Share Exchange Agreement contains customary representations, warranties and covenants, and the transactions contemplated by the Share Exchange Agreement are subject to customary closing conditions, including our satisfaction of our outstanding liabilities and obligations.  The Share Exchange Agreement also provides for certain indemnification obligations.

Pending satisfaction of the closing conditions, the parties expect the closing to occur on or about October 15, 2010.  If the transaction has not closed by October 18, 2010, either the Company or Long Fortune have the right to terminate the Share Exchange Agreement, so long as such party’s action or failure to act has not been the principal cause for the failure to close.  There can be no assurance that we will complete the Share Exchange as contemplated in the Share Exchange Agreement.

The description of the Share Exchange Agreement above does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Exchange Agreement, which is filed as Exhibit 2.1 to this Report.  The Share Exchange Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company or the other parties thereto.  The Share Exchange Agreement contains customary representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto.  Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreement.  In addition, the Share Exchange Agreement is modified by the underlying disclosure schedules.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Form 8-K.

Exhibit No.	Description

10.1
Share Exchange Agreement, dated October 6, 2010, by and among BTHC XV, Inc., Halter Financial Investments LP, Grand Fountain Capital Holding Limited, Zhang Shanjiu, Zhang Qian, Li Shikun, Yu Xinbo and Long Fortune Valley Tourism International Limited**

99.1	Press Release, dated October 6, 2010

**   The Registrant has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission (the “SEC”), copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTHC XV, INC.
(Registrant)

Date: October 6, 2010	By:	/s/ Timothy P. Halter
Timothy P. Halter
President, Chief Executive Officer
and Chief Financial Officer